                                                                      EXHIBIT 23


(KPMG LOGO)


                    KPMG LLP
                    Suite 900, Morgan Keegan Tower
                    Fifty North Front Street
                    Memphis, TN 38103






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
BancorpSouth, Inc.:


We consent to incorporation by reference in the Registration Statement (No. 333-133390) on Form S-8 of BancorpSouth, Inc. of our report dated June 21, 2006, with respect to the statements of net assets available for plan benefits of the BancorpSouth, Inc. Amended and Restated Salary Deferral -- Profit Sharing Employee Stock Ownership Plan as of December 31, 2005 and 2004, and the related statements of changes in net assets available for plan benefits for the years then ended, which report appears in the December 31, 2005 Annual Report on Form 11-K of BancorpSouth, Inc. Amended and Restated Salary Deferral -- Profit Sharing Employee Stock Ownership Plan.



                                           KPMG LLP



Memphis, Tennessee
June 21, 2006










          KPMG, LLP, a U.S. limited liability partnership, is the U.S.
            member firm of KPMG International, a Swiss cooperative.